Exhibit 13.(a).1

     CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Amendment No. 2 to the Annual Report of chinadotcom corporation (the “Company”) on Form 20-F for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Form 20-F/A”), I, Peter Yip, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Amendment No. 2 to the Form 20-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Amendment No. 2 to the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2004

/s/ Peter Yip
Peter Yip
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to chinadotcom corporation and will be retained by chinadotcom corporation and furnished to the Securities and Exchange Commission or its staff upon request.